Exhibit 99.1

eXp World Holdings Reports Q1 2023 Results

Positive Net Income of $1.5 Million

Agent Count Grew 12% Year Over Year to More Than 87,000 Agents in 24 Global Markets

International Achieves Record Revenue, Increasing 52% Year Over Year

Generated $39 Million of Operating Cash Flow(1)

Company Declares Cash Dividend for Q2 2023 of $0.045 per Share of Common Stock

BELLINGHAM, Wash. — May 2, 2023 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Consolidated Financial Highlights as Compared to the Same Year-Ago Quarter:

●	Revenue decreased 16% to $850.6 million.
●	Gross profit decreased 12% to $73.1 million.
●	Net income of $1.5 million. Earnings per diluted share of $0.01 compared to earnings per diluted share of $0.06 in the year ago quarter.
●	Adjusted EBITDA (a non-GAAP financial measure) of $13.3 million.
●	As of March 31, 2023, cash and cash equivalents totaled $122.8 million, compared to $130.1 million as of March 31, 2022. The company repurchased approximately $29.9 million of common stock during the first quarter of 2023.
●	The Company paid a cash dividend for the first quarter of 2022 of $0.045 per share of common stock on March 31, 2023. On April 27, 2023, the Company’s Board of Directors declared a cash dividend of $0.045 per share of common stock for the second quarter of 2023, expected to be paid on May 31, 2023 to stockholders of record on May 12, 2023.

Management Commentary

“In 2009, we successfully launched the cloud-based, agent-centric brokerage model, which is now the model for many newer brokerage firms across the industry. As we iterate on the agent value proposition, our focus is to modernize our infrastructure for the next generation of real estate agents,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Our cloud-based model and solid financial foundation enable us to continue investing in synergistic products and technologies that lay the groundwork for the future, while delivering an enhanced agent experience today.

“We continue to grow our agent-centric culture by amplifying our agents’ voices across the organization through our Agent Advisory Councils, masterminds and our strong usage of the Net Promoter System (NPS), which captures ongoing agent and employee feedback. We’re excited to meet in person at our 9th Annual Shareholder Summit in Orlando from May 17-20, where eXp Realty agents and SUCCESS® coaches will be the main speakers for the event."

"During the first quarter, the financial benefits of our variable cost model were apparent as we generated positive net income and over $39 million of operating cash flow(1) despite the global residential real estate market downturn," said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. "Our International Realty segment had a record revenue quarter with 52% year-over-year growth, and we remain focused on driving durable, profitable growth across the eXp World Holdings portfolio."

First Quarter 2023 Operational Highlights as Compared to the Same Year-Ago Period:

●	Announced partnership with Realty.com, a listings platform that connects qualified sellers and buyers directly with real estate agents, including exclusive enhanced services and pricing.
●	Appointed Peggie Pelosi to the Company’s Board of Directors, effective Jan. 26, 2023.
●	Announced Amy Somerville as Chief Executive Officer, SUCCESS Enterprises.
●	Agents and brokers on the eXp Realty platform increased 12% to 87,327 as of March 31, 2023.
●	Real estate transactions closed decreased 10% to 102,305.
●	Real estate transaction volume decreased 20% to $33.2 billion.
●	eXp Realty ended the first quarter of 2023 with a global Net Promoter Score of 70, a measure of agent satisfaction, as part of the Company’s intense focus on improving the agent experience.

(1) Operating cash flow presented is net cash provided by operating activities excluding change in customer deposits.

First Quarter 2023 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford and CFO Jeff Whiteside on Tuesday, May 2, 2023 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Tuesday, May 2, 2023

Time: 2 p.m. PT / 5 p.m. ET

Location: EXPI Campus. Join at https://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises. eXp Realty is the fastest-growing real estate company in the world with more than 87,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; and revenue growth and financial performance. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$ 850,616	$ 1,010,731
Operating expenses
Commissions and other agent-related costs	777,559	927,267
General and administrative expenses	71,767	75,322
Sales and marketing expenses	2,963	3,700
Total operating expenses	852,289	1,006,289
Operating (loss) income	(1,673)	4,442
Other (income) expense
Other (income) expense, net	(880)	410
Equity in losses of unconsolidated affiliates	342	317
Total other (income) expense, net	(538)	727
(Loss) income before income tax expense	(1,135)	3,715
Income tax benefit	(2,588)	(5,149)
Net income	1,453	8,864
Net income attributable to noncontrolling interest	-	18
Net income attributable to eXp World Holdings, Inc.	$ 1,453	$ 8,882
Earnings per share
Basic	0.01	0.06
Diluted	0.01	0.06
Weighted average shares outstanding
Basic	152,546,766	149,226,166
Diluted	155,668,712	156,842,721

The following tables reflects Revenues and Adjusted Segment EBITDA by reportable segments:

SEGMENT REVENUES
(In thousands)

	Three Months Ended March 31,
Revenues	2023	2022
North American Realty	$ 837,114	$ 1,001,880
International Realty	10,758	7,094
Virbela	2,163	1,813
Other Affiliated Services	1,677	838
Revenues reconciliation:
Segment eliminations	(1,096)	(894)
Consolidated revenues	$ 850,616	$ 1,010,731

ADJUSTED SEGMENT EBITDA
(In thousands)

	Three Months Ended March 31,
	2023	2022
North American Realty	$ 21,203	$ 28,770
International Realty	(3,676)	(1,956)
Virbela	(1,296)	(2,771)
Other Affiliated Services	(681)	(829)
Corporate expenses and other	(2,223)	(5,505)
Consolidated Adjusted EBITDA	$ 13,327	$ 17,709

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended March 31,
	2023	2022
Net income	$ 1,453	$ 8,864
Other (income) expense, net	(538)	727
Income tax benefit	(2,588)	(5,149)
Depreciation and amortization	2,579	1,958
Stock compensation expense (1)	9,660	7,798
Stock option expense	2,761	3,511
Adjusted EBITDA	$ 13,327	$ 17,709

(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 122,769	$ 121,594
Restricted cash	55,365	37,789
Accounts receivable, net of allowance for credit losses of $2,224 and $4,014, respectively	99,860	87,262
Prepaids and other assets	12,253	8,468
TOTAL CURRENT ASSETS	290,247	255,113
Property, plant, and equipment, net	14,075	18,151
Operating lease right-of-use assets	2,075	2,127
Other noncurrent assets	1,711	1,703
Intangible assets, net	11,565	8,700
Deferred tax assets	68,399	68,676
Goodwill	27,261	27,212
TOTAL ASSETS	$ 415,333	$ 381,682
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 9,080	$ 10,391
Customer deposits	55,171	37,789
Accrued expenses	97,137	78,944
Current portion of lease obligation - operating lease	159	175
TOTAL CURRENT LIABILITIES	161,547	127,299
Long-term payable	5	4,697
Long-term lease obligation - operating lease, net of current portion	694	694
TOTAL LIABILITIES	162,246	132,690
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 174,532,043 issued and 153,442,421 outstanding at March 31, 2023; 171,656,030 issued and 152,839,239 outstanding at December 31, 2022	2	2
Additional paid-in capital	650,383	611,872
Treasury stock, at cost: 21,089,622 and 18,816,791 shares held, respectively	(414,926)	(385,010)
Accumulated earnings	15,580	20,723
Accumulated other comprehensive income	879	236
Total eXp World Holdings, Inc. stockholders' equity	251,918	247,823
Equity attributable to noncontrolling interest	1,169	1,169
TOTAL EQUITY	253,087	248,992
TOTAL LIABILITIES AND EQUITY	$ 415,333	$ 381,682

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$ 1,453	$ 8,864
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	2,067	1,616
Amortization expense - intangible assets	512	342
Loss on dissolution of consolidated affiliates	-	361
Allowance for credit losses on receivables/bad debt on receivables	(1,790)	219
Equity in loss of unconsolidated affiliates	342	317
Agent growth incentive stock compensation expense	9,660	7,798
Stock option compensation	2,761	3,511
Agent equity stock compensation expense	26,775	38,500
Deferred income taxes, net	277	(5,901)
Changes in operating assets and liabilities:
Accounts receivable	(10,808)	(9,846)
Prepaids and other assets	(3,722)	496
Customer deposits	17,382	49,266
Accounts payable	(1,310)	74
Accrued expenses	17,200	15,854
Long term payable	(4,692)	-
Other operating activities	37	36
NET CASH PROVIDED BY OPERATING ACTIVITIES	56,144	111,507
INVESTING ACTIVITIES
Purchases of property, plant, equipment & intangible assets	(1,432)	(4,684)
Investments in unconsolidated affiliates	(350)	-
NET CASH USED IN INVESTING ACTIVITIES	(1,782)	(4,684)
FINANCING ACTIVITIES
Repurchase of common stock	(29,916)	(29,956)
Proceeds from exercise of options	307	498
Transactions with noncontrolling interests	-	(426)
Dividends declared and paid	(6,596)	(5,859)
NET CASH USED IN FINANCING ACTIVITIES	(36,205)	(35,743)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	594	41
Net change in cash, cash equivalents and restricted cash	18,751	71,121
Cash, cash equivalents and restricted cash, beginning balance	159,383	175,910
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 178,134	$ 247,031
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$ 1,089	$ 483
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property, plant and equipment purchases in accounts payable	-	246